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                                                                 Exhibit 23B

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Provident American Corporation on Form S-8 (SEC File No. 33-43617 effective date October 29, 1991 and SEC File No. 33-43615 effective date October 31, 1991) of our report dated March 11, 1997, on our audit of the consolidated financial statements and financial statement schedules of Provident American Corporation as of December 31, 1996, and for the years ended December 31, 1996 and 1995, which report is included in this Annual Report on Form 10-K.


Coopers & Lybrand L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania

July 16, 1998